Exhibit 5.1

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

September 12, 2012

Sotheby’s

1334 York Avenue

New York, NY

Ladies and Gentlemen:

We have acted as counsel to Sotheby’s, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale from time to time of an indeterminate amount of debt securities by the Company (the “Debt Securities”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement on Form S-3, filed by the Company on September 12, 2012 (the “Registration Statement”), (ii) the Prospectus, dated September 12, 2012 (the “Base Prospectus”), which forms a part of the Registration Statement, (iii) the Indenture, between the Company and U.S. Bank National Association, as trustee (the “Trustee”) filed as an Exhibit to the Registration Statement (the “Indenture”), and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Debt Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Debt Securities will be issued and sold in compliance with applicable federal and state

September 12, 2012

securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, and (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Debt Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, we advise you that in our opinion assuming the issuance and terms of any Debt Securities and the terms of the offering thereof have been duly authorized and the Debt Securities are governed by New York law, when (i) the Indenture and the applicable supplemental indenture relating to the Debt Securities have been duly and validly authorized, executed and delivered by all parties thereto, (ii) the terms of the Debt Securities to be issued under the Indenture and the applicable supplemental indenture and the terms of the issuance and sale of the Debt Securities have been duly established in conformity with the Indenture and the applicable supplemental indenture so as not to violate any applicable law, affect the enforceability of such Debt Securities or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Debt Securities have been duly executed and authenticated in accordance with the Indenture and the applicable supplemental indenture and issued and sold as contemplated in the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinion expressed above with respect to validity, binding effect and enforceability is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The opinions are also subject to the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority.

The opinions expressed herein are limited to the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the incorporation by reference of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

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